Exhibit 99.1

Kona Grill Reports Fourth Quarter 2015 Results

- Same-Store Sales Growth of 3.2% -

- Initiates 2016 Annual Guidance with Sales and Adjusted EBITDA Growth of 25% -

SCOTTSDALE, AZ – March 1, 2016 ─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the fourth quarter ended December 31, 2015. The Company also provided a full year 2016 restaurant sales and earnings outlook and reaffirmed annual development guidance.

Fourth Quarter 2015 Highlights vs. Year-Ago Quarter

●	Restaurant sales increased 20.6% to $38.1 million.
●	Same-store sales increased 3.2% lapping a 3.1% gain from the prior year and marking growth in 21 of the last 22 quarters.
●	Opened four restaurants in Cincinnati, OH; Friendswood, TX; Las Vegas, NV; and Miami, FL.
●	Restaurant operating profit*, a non-GAAP measure, increased 5.9% to $5.6 million compared to $5.3 million.
●	Net loss of $2.0 million, or ($0.18) per share compared to net loss of $0.9 million, or ($0.08) per share.
●	Adjusted EBITDA*, a non-GAAP measure, increased 19.4% to $2.9 million compared to $2.4 million.

* For a reconciliation of restaurant operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information accompanying this release.

Management Commentary

“Fourth quarter same-store sales growth of 3.2% is indicative of our concept strength, especially given recent industry trends, and enabled us to extend our track record of positive same-store sales growth to eleven consecutive quarters and in 21 of the last 22 quarters. We also exceeded our projection for Adjusted EBITDA, which grew 19.4% over the year-ago quarter,” said Berke Bakay, President and CEO of Kona Grill.

“We opened four restaurants during the fourth quarter, a total of seven restaurants in 2015, and are on track to open eight restaurants in 2016. We are well positioned to grow domestically through our robust pipeline and to develop internationally through franchising. We have already executed an agreement for six restaurants in Mexico over the next seven years, are working to finalize an agreement for the Middle East, and are holding ongoing discussions with potential franchisees for other territories,” he added.

“This year, we have guided to restaurant sales and adjusted EBITDA growth of 25% as well as unit growth of at least 20%. We believe we are among a select few restaurant companies that are poised to grow at such a strong pace,” he concluded.

Fourth Quarter 2015 Financial Results

Restaurant sales in the fourth quarter of 2015 increased 20.6% to $38.1 million compared to $31.6 million in the prior year same quarter. The increase was driven by operating week growth of 21.2% and a same-store sales increase of 3.2%. The increase in same-store sales reflects higher average check per customer and was partially offset by a slight reduction in traffic. Same-store sales increased 3.1% in the year-ago quarter.

Average weekly sales for the comparable base restaurants totaled $83,700 in the fourth quarter of 2015 compared to $82,600 in the fourth quarter of 2014. Average weekly sales for eleven non-comparable base restaurants in the fourth quarter of 2015 totaled $79,700 compared to $85,600 for seven non-comparable restaurants in the fourth quarter of 2014.

Restaurant operating profit*, a non-GAAP measure, increased 5.9% in the fourth quarter of 2015 to $5.6 million compared to $5.3 million in the same quarter last year. As a percentage of sales, restaurant operating profit was 14.7% compared to 16.7% in the fourth quarter of 2014.

Adjusted EBITDA*, a non-GAAP measure, increased 19.4% in the fourth quarter of 2015 to $2.9 million compared to $2.4 million in the same quarter last year. Net loss in the fourth quarter of 2015 was $2.0 million, or ($0.18) per share, compared to net loss of $0.9 million, or ($0.08) per share, in the year-ago quarter. Included in the fourth quarter of 2015 net loss was $0.13 per share in preopening costs primarily for four restaurants opened during the quarter.

At December 31, 2015, cash and cash equivalents totaled $9.1 million compared to $36.6 million at December 31, 2014. The Company had no outstanding borrowings on its $35 million line of credit at December 31, 2015.

Full Year 2015 Financial Results

Restaurant sales in 2015 increased 20.1% to $143.0 million compared to $119.1 million in 2014. The increase was driven by operating week growth of 19.4% and a same-store sales increase of 2.0%. Same-store sales increased 3.8% in 2014.

Average weekly sales for comparable base restaurants totaled $86,200 in 2015 compared to $85,000 in 2014. Average weekly sales for non-comparable base restaurants for 2015 totaled $83,500 compared to $85,700 in the prior year.

Restaurant operating profit*, a non-GAAP measure, increased 8.6% in 2015 to $23.2 million compared to $21.4 million in 2014. As a percentage of sales, restaurant operating profit was 16.2% compared to 18.0% in the prior year. The decrease in restaurant operating margins was primarily due to new unit inefficiencies and the negative impact of the remodel closure of our Denver and Las Vegas restaurants during 2015.

Adjusted EBITDA*, a non-GAAP measure, increased 3.9% in 2015 to $12.0 million compared to $11.5 million in 2014. Net loss for 2015 was $4.5 million, or ($0.40) per diluted share compared to net income of $0.7 million for 2014, or $0.07 per diluted share, primarily driven by preopening costs and operating inefficiencies associated with new restaurant openings and the negative impact of costs associated with the remodel of the Denver and Las Vegas locations.

Financial Guidance

For 2016, the Company anticipates restaurant sales of $179 million compared to $143 million in 2015, representing 25% year-over-year growth. The increase in restaurant sales will be driven by operating week growth along with an estimated 2.0% same-store sales growth.

The Company forecasts Adjusted EBITDA* of $15 million, representing 25% year-over-year growth.

The Company projects capital expenditures, net of tenant allowances to range from $33 million to $35 million, primarily related to new restaurant development and remodeling initiatives.

Development Update

The Company expects to open eight restaurants in 2016, representing over 20% unit growth. The Company currently has 10 leases signed for new restaurant development in 2016 and beyond in the following markets: Alabama (Huntsville); California (El Segundo and Irvine); Florida (Sunrise and Winter Park); Hawaii (Honolulu); Minnesota (Minneapolis); Tennessee (Nashville); Texas (San Antonio); and Virginia (Fairfax).

International Development Update

On February 4, 2016, the Company announced an agreement for the development of six franchise locations in Mexico over the next seven years. The Company also has signed a non-binding letter of intent for the development of Kona Grill restaurants in the Middle East.

Conference Call

Kona Grill will hold a conference call today at 4:30 p.m. Eastern time to discuss its financial results for the fourth quarter ended December 31, 2015. The Company’s President and CEO Berke Bakay and CFO Christi Hing will host the call, followed by a question and answer session.

To access the conference call investors may dial-in using the toll free number of 1-888-428-9480. The conference call will be followed by a question and answer session. The conference call will be broadcast simultaneously over the internet and will be accessible via the investors section of the Company’s website at www.konagrill.com. Please call the conference telephone number 5-10 minutes prior to the start time so that an operator may register your name and organization.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through April 1, 2016 by calling the toll-free number of 1-877-870-5176. International investors may use the replay number of 1-858-384-5517. To access the replay please use the ID number 8498607. The replay will also be available via the investors section of the Company’s website.

About Kona Grill

Kona Grill (NASDAQ: KONA) features a global menu of contemporary American favorites, award-winning sushi, and specialty cocktails. Kona Grill owns and operates 37 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 19 states and Puerto Rico: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Miami, Sarasota, Tampa); Georgia (Alpharetta); Idaho (Boise); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas (2)); Ohio (Cincinnati, Columbus); Puerto Rico (San Juan); Texas (Austin, Dallas, El Paso, Fort Worth, Friendswood, Houston, Plano, San Antonio, The Woodlands); Virginia (Arlington, Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends, projected earnings, expenses and capital expenditures for 2016, expectations of new store openings and existing store remodels as well as international franchise development in 2016 and beyond. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2015	2014
	(Unaudited)

ASSETS
Cash and cash equivalents	$9,055	$36,578
Other current assets	4,309	2,687
Other assets	1,228	1,171
Property and equipment, net	87,252	53,934
Total assets	$101,844	$94,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$18,830	$12,247
Long-term obligations	20,323	16,697
Stockholders’ equity	62,691	65,426
Total liabilities and stockholders’ equity	$101,844	$94,370

KONA GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Restaurant sales	$38,066	$31,558	$143,023	$119,097
Costs and expenses:
Cost of sales	10,252	8,859	38,803	32,964
Labor	13,716	10,882	50,187	40,336
Occupancy	3,032	2,154	10,528	8,061
Restaurant operating expenses	5,469	4,378	20,293	16,358
General and administrative	3,085	3,112	12,612	10,715
Preopening expense	1,444	1,048	4,746	2,481
Depreciation and amortization	3,021	1,966	9,966	7,220
Other	-	-	161	-
Total costs and expenses	40,019	32,399	147,296	118,135
Income (loss) from operations	(1,953)	(841)	(4,273)	962
Write off of deferred financing costs	-	39		39
Interest expense, net	46	36	180	220
Income (loss) before income taxes	(1,999)	(916)	(4,453)	703
Income tax provision	12	-	43	-
Net income (loss)	$(2,011)	$(916)	$(4,496)	$703

Net income (loss) per share:
Basic	$(0.18)	$(0.08)	$(0.40)	$0.07
Diluted	$(0.18)	$(0.08)	$(0.40)	$0.07

Weighted average shares outstanding:
Basic	11,271	11,117	11,264	9,870
Diluted	11,271	11,117	11,264	10,263

Comprehensive income (loss)	$(2,011)	$(916)	$(4,496)	$703

Reconciliation of Adjusted EBITDA and Restaurant Operating Profit to Income (Loss) from Operations

Restaurant Operating Profit and Adjusted EBITDA are not financial measures determined in accordance with U.S. generally accepted accounting principles and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant Operating Profit is defined as restaurant sales minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors. Adjusted EBITDA is defined as income (loss) from operations plus depreciation and amortization, preopening expense, stock-based compensation and other. Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash items such as depreciation and amortization and stock-based compensation as well as the costs of opening new restaurants; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors. Restaurant Operating Profit and Adjusted EBITDA may not be comparable to the same or similarly titled measures computed by other companies.

The table below sets forth our reconciliation of Restaurant Operating Profit and Adjusted EBITDA to income (loss) from operations, the most comparable U.S. GAAP measure (dollars in thousands):

	Three Months Ended December 31, 2015 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$28,095	100.0%	$9,971	100.0%	$38,066	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	23,203	82.6%	9,265	92.9%	32,468	85.3%
Restaurant operating profit	4,892	17.4%	706	7.1%	5,598	14.7%
Less: General and administrative					3,085	8.1%
Add: Stock-based compensation					(343)	-0.9%
Adjusted EBITDA					2,856	7.5%
Less: Depreciation and amortization					3,021	7.9%
Less: Preopening expense					1,444	3.8%
Less: Stock-based compensation					343	0.9%
Income (loss) from operations					(1,952)	-5.1%

	Three Months Ended December 31, 2014 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$24,823	100.0%	$6,735	100.0%	$31,558	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	20,481	82.5%	5,792	86.0%	26,273	83.3%
Restaurant operating profit	4,342	17.5%	943	14.0%	5,285	16.7%
Less: General and administrative					3,112	9.9%
Add: Stock-based compensation					(220)	-0.7%
Adjusted EBITDA					2,393	7.6%
Less: Depreciation and amortization					1,966	6.2%
Less: Preopening expense					1,048	3.3%
Less: Stock-based compensation					220	0.7%
Income (loss) from operations					(841)	-2.7%

	Year Ended December 31, 2015 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$106,852	100.0%	$36,171	100.0%	$143,023	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	88,050	82.4%	31,761	87.8%	119,811	83.8%
Restaurant operating profit	18,802	17.6%	4,410	12.2%	23,212	16.2%
Less: General and administrative					12,612	8.8%
Add: Stock-based compensation					(1,363)	-1.0%
Adjusted EBITDA					11,963	8.4%
Less: Depreciation and amortization					9,966	7.0%
Less: Preopening expense					4,746	3.3%
Less: Stock-based compensation					1,363	1.0%
Less: Other					161	0.1%
Income (loss) from operations					(4,273)	-3.0%

	Year Ended December 31, 2014 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$101,535	100.0%	$17,562	100.0%	$119,097	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	82,534	81.3%	15,185	86.5%	97,719	82.0%
Restaurant operating profit	19,001	18.7%	2,377	13.5%	21,378	18.0%
Less: General and administrative					10,715	9.0%
Add: Stock-based compensation					(856)	-0.7%
Adjusted EBITDA					11,519	9.7%
Less: Depreciation and amortization					7,220	6.1%
Less: Preopening expense					2,481	2.1%
Less: Stock-based compensation					856	0.7%
Income (loss) from operations					962	0.8%

Certain amounts may not sum due to rounding.
Prior period data represents comparable and non-comparable base operating data at that time.

KONA GRILL, INC.

Selected Supplemental Operating Information

($ amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Restaurants opened during the period	4	3	7	5
Restaurants at the end of the period	37	30	37	30

Comparable restaurants:
Restaurants at end of period	26	23	26	23
Operating weeks*	337	302	1,243	1,199
Average weekly sales*	$83.7	$82.6	$86.2	$85.0
Average unit volume*	$1,104	$1,086	$4,506	$4,433
Comparable restaurant sales percentage change*	3.2%	3.1%	2.0%	3.8%
Restaurant operating profit margin**	17.4%	17.5%	17.6%	18.7%

Non-comparable restaurants:
Restaurants at end of period	11	7	11	7
Operating weeks	125	79	433	205
Average weekly sales	$79.7	$85.6	$83.5	$85.7
Restaurant operating profit margin	7.1%	14.0%	12.2%	13.5%

Prior period data represents comparable and non-comparable base operating data at that time.

* Information for fourth quarter of 2015 excludes the period from November through December during which our Las Vegas location was closed for remodel. Information for 2015 excludes the periods from April to August (for our Denver location) and November to December (for our Las Vegas location), respectively, during which these restaurants were closed for remodel.

** Restaurant operating profit margin for the fourth quarter of 2015 includes the impact of the Las Vegas remodel closure. Excluding the impact of the remodel closure, restaurant operating profit margin for the comparable restaurants would have been 17.9% in the fourth quarter of 2015. Excluding the impact of the remodel closure for both the Denver and Las Vegas restaurants in 2015, restaurant operating profit margin for the comparable restaurants would have been 18.0%.

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com